2016 :
•Balance Sheet Strength
•Maintain Organic Growth
•Entry Into St. Louis - Pulaski
•Build Out Indianapolis
•Continue Culture Enhancements

Busey Summary
- Founded in 1868 - Same Name, Same Charter
- Built on Numerous Acquisitions in Central Illinois
- Two Banks - Busey Bank and Pulaski Bank
 - Busey Bank - $3.9 Billion
 - 28 Illinois Branches, 1 Indianapolis, 6 Southwest Florida
 - Pulaski Bank - $1.6 Billion
 - Acquired April 30, 2016
 - 13 Branches in St. Louis MSA
- Wealth Management - $5.0 Billion Assets Under Care
 - Busey Wealth Management - Illinois Based Wealth Management
 - Trevett Capital Partners - Boutique High Net Worth
 - Busey Ag Management - 90,000+ Acres
- FirsTech - A Remittance Processing Company
 - Shortening and Automating Cash Collections for Large Companies
 - Delivers Customized Solutions to the Middle Market

Balance Sheet Strength
- Balance Sheet Strength, Profitability and Growth . . . In that Order
- Asset Quality Solid - Q1 2016
 - ALL to Loans - 1.75%
 - ALL to NPLs - 253.5%
 - Classified Assets Ratio - 15.5%
 - NPL Largely Consist of Three Credits
- Strong Capital Base - Q1 2016
 - Redeemed SBLF Q4 2015 - $72.3 million
 - 9+% Tangible Common Equity, Ample Room for Growth
 - Strong Dividend Yield at 3.2% based upon $21.00 BUSE
54%
5Y Total Return of
BUSE1
1 SNL May 6, 2016
70%
3Y Total Return of
BUSE1

Balance Sheet Strength
- Balance Sheet Strength, Profitability and Growth . . . In that Order
- Solid Core Funding Base
 -Q1 Cost of Deposits - 14 bps
 -24% Non-interest Bearing Deposits

Loan Growth
- Strategic Investment in 2011 and 2012 into Commercial Organic Growth
- Compounded Annual Growth Rate YE 2011 to YE 2015 - 5.6%
 - Ex-Q1 2015 Herget Acquisition
 - Herget All Cash Acquisition, Contributed ~$90 million in Loans
- Seasonal Q1 Annual Decline - Typically 1.5%-2.0% Loan Balances
 - Q1 2016 Down 2% vs. December 31, 2015

Non-Interest Income
- 36.1% of Total Revenue is Non-Interest Income1
 - 14.2% Revenues from Wealth Management
 - 6.7% Revenues from FirsTech
- Busey Wealth Management2
 - $23.9 Million Revenue
 - $7.9 Million Pre-tax Margin
- FirsTech2
 - $11.4 Million Revenue3
 - $2.9 Million Pre-tax Margin
1 - At March 31, 2016, Excludes Security Gains/ Losses
2 - Graph and Data - Full year 2015

5 Year Earnings Growth

Expands into Saint Louis

Transaction Rationale
Strategically
Compelling
Financially
Attractive
Low Risk
❑ Comprehensive due diligence process and thorough loan review completed
❑ PULB has an experienced and deep management team to assist in post merger operations,

        integration, and market expansion
❑ PULB has a similar culture which will facilitate a successful integration process
❑ Creates a $5.5 billion asset Midwest community bank with greater scale, operating efficiency, along with geographic and balance sheet diversification
❑ Franchise expansion into attractive St. Louis market
❑ Significant transaction with top-tier institution
❑ Provides strong St. Louis commercial banking platform with cross-sale opportunities for

        BUSE wealth management and complimentary mortgage strategies
❑ Clayton, MO is hub for FirsTech, BUSE’s payment processing subsidiary - natural market expansion because of BUSE’s presence in the St. Louis market
❑ Significant accretion to core earnings
❑ Tangible book value dilution earn back of approximately 3 years
❑ Robust internal rate of return
❑ Pricing multiples in line with other recent transactions for banks similar in size and geography to PULB
❑ Leverages excess capital of BUSE

Transaction Pro Forma Financial Implications
Earnings Accretion 1st Full Year of Operations	10% - 12%
Tangible Book Value Dilution at Close	3.8%
Tangible Book Value Per Share Earn Back at Close	~3 years

8.2%
Pro Forma Tier 1 Common Ratio	10.5%
Pro Forma Total Risk Based Capital Ratio	13.3%

Pro Forma TCE Ratio
Earnings, Tangible Book Value and Capital Ratios

Transaction Meets All M&A Disciplines
Key Attributes	PULB	Rationale1
Franchise:
❑ High-density metro market with growth opportunities in commercial & wealth management		Significant entry in the attractive St. Louis market, Midwest’s 4th largest MSA
❑ Mature franchise with an attractive deposit base	✓	More than $1.1 billion deposits, 79% core, overall cost of deposits 39 bps, 93 year old institution
❑ Strong commercial lending platform	✓	43% of PULB loans in C&I and Comm. RE, significant cross selling opportunities for BUSE wealth management product line
❑ Complimentary mortgage strategies	✓	Ability to enhance value of PULB’s strong mortgage originations through cross selling BUSE retail and wealth management products
❑ Complementary culture	✓	Similar culture, efficient transition

❑ Attractive TBV earn back period		Approximately 3 years

Key Attributes PULB
 Rationale1
Franchise:
✓
 ❑ Complementary culture
✓ Similar culture, efficient transition
Financial:
 ❑ Accretive to EPS
✓
Immediately accretive to earnings excluding transaction costs, first full year accretion approximately 10% - 12%
 ❑ Attractive TBV earn back period
✓ Approximately 3 years
 ❑ Conservative credit marks and reasonable cost

              saves
✓
2.3% of total loans and over 100% of NPAs; 25%
cost savings
1 As of September 30, 2015

Indianapolis
14
- Presence in Indianapolis for Over 20 Years
- $210MM + In Loans
- $40MM Deposits
- Hired Experienced Market President April 2016
- First Full Service Location January 2017

Continued Culture Enhancements
- Associates
 - Full Training Program for Vast Majority of Associates
 - Wellness Program with over 75% Adoption
 - 4.15 of 5 Associate Engagement Score (Gallup), Up 0.3% from Prior Year
- Customers
 - Net Promoter Score - Widely Used Customer Promoter Score
 - Results and Trends are Positive
 - Internal Service Scores
- Communities
 - Financial - $1MM + by Busey and Associates
 - Human - 13,000 + Hours by 700+ Associates
 - Social - Leaders at the Table